                                                                     EXHIBIT 4.6

                      THIRD AMENDMENT TO LETTER AGREEMENT
                      -----------------------------------



          THIS THIRD AMENDMENT TO LETTER AGREEMENT (this "Third Amendment") is made and dated as of September 3, 1996 among INTERNATIONAL HOUSE OF PANCAKES, INC., (the "Borrower"), IHOP CORP., as Guarantor (the "Guarantor") and BANK OF AMERICA ILLINOIS ("Bank"), and amends that certain Letter Agreement dated as of June 30, 1993, as amended by a letter dated July 15, 1993 from Continental Bank to the Borrower, a First Amendment to Letter Agreement dated as of December 31, 1994 and a Second Amendment to Letter Agreement dated as of March 11, 1996 (as so amended, the "Agreement").

                                    RECITAL
                                    -------

          The Borrower has requested that the Bank amend the Agreement, and the Bank is willing to do so on the terms and conditions set forth herein.


          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


          1.  Terms.  All capitalized terms used herein shall have the same
              -----
meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.


          2.  Amendments to Agreement.  The parties hereto agree that the
              -----------------------
 Agreement is hereby amended as follows:

          2.1 Section 14.12(a) of the Agreement is amended and restated in its entirety as follows:

              "(a) incur capital expenditures in excess of $45,000,000 per fiscal year, net of all proceeds relating to sale leaseback transactions in such fiscal year; provided, however, that in the
                                            --------  -------
          fiscal year ending December 31, 1996 only, the Borrower many incur capital expenditures up to $55,000,000, net of all proceeds relating to sale leaseback transactions in such fiscal year;"


          3.  Reaffirmation of IHOP Guaranty.  IHOP does hereby reaffirm that
              ------------------------------
the terms and provisions of Section 17 of the

Agreement continue in full force and effect and are ratified and confirmed in all respects on and as of the date hereof, after giving effect to this Third Amendment. IHOP agrees that any references to the Note in the Agreement, including without limitation Section 17 of the Agreement, shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.


          4.   Representations and Warranties.  IHOP and the Borrower do hereby
               ------------------------------
represent and warrant as follows:

          4.1  Authority.  Each of the Borrower and IHOP has been duly
               ---------
incorporated and is a validly existing corporation under the laws of the State of Delaware, has full legal right, power and authority to enter into this Third Amendment and to carry out and consummate all transactions contemplated by the Agreement and this Third Amendment.

          4.2  Enforceability.  This Third Amendment has been duly authorized
               --------------
and is a valid and binding obligation of the Borrower and IHOP, enforceable in accordance with its terms.

          4.3  No Conflict.  This Third Amendment will not conflict with or
               -----------
constitute a breach of or default under their respective articles of incorporation or by-laws, or any material agreement to which the Borrower or IHOP is a party or by which the Borrower or IHOP or any of their respective properties are bound, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or IHOP or any of their respective activities or properties.

          4.4  No Event of Default.  No Event of Default under the Agreement has
               -------------------
occurred and is continuing.

          4.5  Representations and Warranties.  The represen-tations and
               ------------------------------
warranties in Section 11 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.


          5.   Conditions, Effectiveness.  The effectiveness of this Third
               -------------------------
Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of such other evidence with respect to the Borrower, IHOP and any other person as the Bank may reasonably request in connection with this Third Amendment and the compliance with the conditions set forth herein.

          6.   Miscellaneous.
               -------------

          (a) Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          (b) This Third Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          (c) This amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This amendment shall not become effective until Borrower, IHOP and IHOP Realty shall each have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to Bank.

          7.   Governing Law.  This Third Amendment shall be a contract made
               --------------
under and governed by the internal laws of the state of Illinois.

          IN WITNESS WHEREOF, each of the parties hereto has caused its respective duly authorized officer to execute and deliver this Third Amendment as of the date first written above.



                         INTERNATIONAL HOUSE OF
                         PANCAKES, INC.


                         By: /S/ Richard K. Herzer
                             ---------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer


                         IHOP CORP.


                         By: /s/ Richard K. Herzer
                             ---------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer


                         BANK OF AMERICA ILLINOIS


                         By: /s/ Yvonne Dennis
                             -----------------
                                 Yvonne Dennis
                                 Vice President

                             CONSENT OF GUARANTORS
                             ---------------------


The undersigned Guarantors do hereby consent to the foregoing Third Amendment to Letter Agreement dated as of June 30, 1993 and hereby reaffirms, ratifies and confirms that its Subsidiary Guarantee continues in full force and effect on and as of the date hereof and after giving effect to such Third Amendment. The undersigned agree that any references to the Note in each Subsidiary Guarantee and the Agreement shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.


Date:  September 3, 1996



                              IHOP REALTY CORP.
                              IHOP RESTAURANTS, INC.
                              IHOP PROPERTIES, INC.


                         By: /s/ Richard K. Herzer
                             ---------------------
                                 Richard K. Herzer
                                     President